Exhibit 5.1

November 15, 2017

Board of Directors

OncoSec Medical Incorporated

5820 Nancy Ridge Drive

San Diego, CA 92121

Ladies and Gentlemen:

We have acted as special Nevada counsel to OncoSec Medical Incorporated, (the “Company”) in connection with the filing by the Company, on the date hereof, of a Registration Statement on Form S-1, as may be amended from time to time (together with the Prospectus contained therein, the “Registration Statement”) with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of the issuance and sale of up to 6,833,168 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share, issuable upon the exercise of certain warrants (the “Warrants”) to purchase shares of Common Stock.

As the special Nevada counsel to the Company in connection with the Registration Statement, we have examined the actions taken by the Company in connection with the authorization of the issuance of the Shares, the Warrants and the Registration Statement, and such documents as we have deemed necessary to render this opinion. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied upon the statements, representations and warranties of the Company contained in the Registration Statement, those certain documents included as exhibits to the Registration Statement, and on a certificate of an officer of the Company.

In connection with our opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed that each other party has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents and has duly authorized, executed and delivered such documents, and that such documents constitute the legal, valid and binding obligations of each such party. We have also assumed that the Warrants constitute the legal, valid and binding obligation of each party thereto.

November 15, 2017

We have further assumed that the Registration Statement and any amendments thereto, will comply with all applicable laws at the time the Shares are offered or sold as contemplated by the Registration Statement.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and paid for in accordance with the terms and conditions of the Warrants, and when stock certificates or book entry positions representing the Shares, have been duly executed, registered in the books and records of the Company and delivered, will be validly issued, fully paid and nonassessable.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to the laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities or bankruptcy laws, rules or regulations, any state securities or “blue sky” laws, rules or regulations or any state laws regarding fraudulent transfers. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

This opinion is issued in the State of Nevada. By issuing this opinion, McDonald Carano LLP (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada. Your acceptance of this opinion shall constitute your agreement to the foregoing.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. This opinion is furnished to you in connection with the Registration Statement and is not to be used, circulated, quoted from or otherwise relied on for any other purpose.

Sincerely,

/s/ McDONALD CARANO LLP

McDONALD CARANO LLP